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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



    We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. (the "Company") and Merrill Lynch Preferred Funding I, L.P. and Merrill Lynch Preferred Capital Trust I on Form S-3 of our report dated February 26, 1996 appearing in or incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 29, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement. We also consent to the inclusion in this Registration Statement of our reports dated December 4, 1996 relating to the balance sheets of Merrill Lynch Preferred Funding I, L.P. and Merrill Lynch Preferred Capital Trust I, appearing in this prospectus, both of which are included in this Registration Statement.



/s/ Deloitte & Touche LLP



New York, New York
December 4, 1996